UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 1, 2010
 Date of Report (Date of earliest event reported)

(Exact name of registrant as specified in its charter)

Delaware	000-21783	77-0142404
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

810 West Maude Avenue
Sunnyvale, CA    94085
(Address of principal executive offices including zip code)

(408) 727-1885
(Registrant's telephone number, including area code)

3151 Jay Street
Santa Clara, CA    95054
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On May 1, 2010, 8x8, Inc., or the Company, entered into an agreement with Central Host, Inc. and Andrew Schwabecher pursuant to which the Company acquired this provider of managed hosting services from its sole shareholder, Schwabecher. Under the terms of the Agreement, the Company closed the acquisition on May 1, 2010, and paid $1,000,000 in cash and issued 432,276 shares of its common stock to Schwabecher in exchange for 100% of the outstanding shares of capital stock of Central Host, Inc. The shares of the Company's common stock were not registered for sale and were issued pursuant to an exemption from the registration requirements under section 5 of the Securities Act of 1933, as amended.

The shares are subject to a lock-up restriction that prohibits any sale or transfer before May 1, 2011, after which Schwabecher may sell up to 50% of the shares. If Schwabecher remains continuously employed by the Company until May 1, 2012, he may sell the remaining 50% of the shares thereafter, or, if his employment with the Company ceases before then, he may sell the remaining shares after May 1, 2013.

A copy of the press release announcing the acquisition is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

Item 7.01    Regulation FD Disclosure.

On May 19, 2010, 8x8 will hold a conference call for investors and industry analysts concurrent with its fiscal year 2010 earnings conference call to comment further and respond to questions arising from the acquisition of Central Host, Inc.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

99.1    Press Release dated May 6, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 6, 2010

8X8, INC.

By: /s/ Daniel Weirich

Daniel Weirich
Chief Financial Officer, President and Secretary

INDEX TO EXHIBITS

Exhibit	Description
99.1 *	Press release dated May 6, 2010

*    Also provided in PDF format as a courtesy.